Exhibit 26

Appendix 1

Name of Trust	Jurisd. of Org.
F.L.P. Trust #11	South Dakota

Appendix 2

Name of Trusts	Jurisd. of Org.
Trust TJP-PTA	Bahamas
PDTA Tom Trust	South Dakota
PDTB Tom Trust	South Dakota
NPDT Jason Trust	South Dakota
NPDT Benjamin Trust	South Dakota
NPDT David Trust	South Dakota
Margot and Tom Pritzker Foundation	South Dakota
BENJAMIN T. PRITZKER DYNASTY TRUST	South Dakota
JASON N. PRITZKER DYNASTY TRUST	South Dakota
DAVID T. PRITZKER DYNASTY TRUST	South Dakota
BENJAMIN T. PRITZKER FAMILY TRUST	South Dakota
JASON N. PRITZKER FAMILY TRUST	South Dakota
DAVID T. PRITZKER FAMILY TRUST	South Dakota
BTP FAMILY DYNASTY TRUST	South Dakota
JNP FAMILY DYNASTY TRUST	South Dakota
DTP FAMILY DYNASTY TRUST	South Dakota
A.N.P. TRUST #18 THOMAS JNP	South Dakota
A.N.P. TRUST #18 THOMAS DTP	South Dakota
A.N.P. TRUST #18 THOMAS BTP	South Dakota
R.A. G.C. TRUST #1 BTP	South Dakota
R.A. G.C. TRUST #1 DTP	South Dakota
DON G.C. TRUST #1 DTP	South Dakota
R.A. G.C. TRUST #1 JNP	South Dakota
DON G.C. TRUST #1 JNP	South Dakota
DON G.C. TRUST #1 BTP	South Dakota
JNP WASHINGTON TRUST	South Dakota
BELLEVIEW TRUST (OR #37) JNP	South Dakota
BTP WASHINGTON TRUST	South Dakota
DTP WASHINGTON TRUST	South Dakota
BLY TRUST (OR #38) BTP	South Dakota

Appendix 3

Name of Trust	Jurisd. of Org.
ECI QSST Trust No. 4	South Dakota

Appendix 4

Name of Trust	Jurisd. of Org.
ECI QSST Trust No. 5	South Dakota

Appendix 5

Name of Trust	Jurisd. of Org.
ECI QSST Trust No. 6	South Dakota

Appendix 6

Name of Trust	Jurisd. of Org.
TJP Revocable Trust	Illinois